SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -----------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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    MORGAN STANLEY                             MORGAN STANLEY CAPITAL TRUST II
  DEAN WITTER & CO.                            (Exact Name of Registrant
(Exact Name of Registrant                            as Specified in its
as Specified in Its Charter)                         Certificate of Trust)
        DELAWARE                                           DELAWARE
(State of Incorporation or                         (State of Incorporation
       Organization)                                     or Organization)
       36-3145972                                      (To be applied for)
  (I.R.S. Employer                                       (I.R.S. Employer
 Identification No.)                                   Identification No.)


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1585 Broadway
New York, New York                                       10036
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(Address of Principal Executive Offices)               (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and                    of the Exchange Act and is effective
is effective pursuant to General           pursuant to General Instruction
Instruction A.(c),                         A.(d), please check the following
please check the following                 box. [ ]
box [X]


Securities Act registration statement file numbers to which this form relates:
333-46403 and 333-46403-02
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
-------------------                            ------------------------------

Capital Securities                             New York Stock Exchange, Inc.
(and the Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                              ------------------
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

         The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of Morgan Stanley Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Morgan Stanley Dean Witter & Co.

         For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Capital Securities" and "Description of Guarantees" in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-46403 and 333-46403-02) filed with the Securities and Exchange Commission (the "Commission") on February 13, 1998, as amended by Amendment No. 1 thereto filed with the Commission on February 25, 1998, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), and (b) "Description of Capital Securities" and "Description of Guarantee" in the prospectus supplement which will be filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.

Item 2.       Exhibits.

2.1           Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust dated February 12, 1998, as amended by the Certificate of Amendment dated July 7, 2001, of Morgan Stanley Capital Trust II (incorporated by reference to
              Exhibit 4-c to the Registration Statement).

2.3 Trust Agreement of the Trust (incorporated by reference to Exhibit 4-h to the Registration Statement).

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (incorporated by reference to Exhibit 4-l to the Registration Statement).

2.5 Form of Capital Securities Guarantee (incorporated by reference to Exhibit 4-x to the Registration Statement).

2.6 Form of Junior Subordinated Indenture between Morgan Stanley Dean Witter & Co. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4-u to the Registration Statement).

2.7 Form of Capital Security (incorporated by reference to Exhibit 4-v to the Registration Statement).

2.8 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4-w to the Registration Statement).

2.9 Form of Underwriting Agreement for Capital Securities (incorporated by reference to Exhibit 1 to the Registration Statement).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  July 12, 2001

                                   MORGAN STANLEY CAPITAL TRUST II

                                   By:  Morgan Stanley Dean Witter & Co.
                                        as Depositor


                                   By:  /s/ Alexander C. Frank
                                      ---------------------------
                                      Name:  Alexander C. Frank
                                      Title:  Treasurer


                                   MORGAN STANLEY DEAN WITTER & CO.

                                   By:  /s/ Alexander C. Frank
                                      ---------------------------
                                      Name:  Alexander C. Frank
                                      Title:  Treasurer